SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934



                 Commission file Number 0-17536



Date of Report (Date of earliest event reported)  August 8, 2000


                  SEVENSON ENVIRONMENTAL SERVICES, INC.
   __________________________________________________________
     (Exact name of registrant as specified in its charter)



          New York                          16-1091535
________________________________         ____________________
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)             Identification No.)

                       2749 Lockport Road
                          P.O. Box 396
                Niagara Falls, NY      14302-0396
      _____________________________________________________
        (Address of principal executive offices)(Zip Code)



      (Registrant's telephone number, including area code)
                         (716) 284-0431
                         _______________


                         NOT APPLICABLE
     ______________________________________________________
      (Former name, former address and former fiscal year,
                  if changed since last report)







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Item 5.   OTHER EVENTS

     Sevenson Environmental Services, Inc. (the "Company"), a New York corporation, has declared a 10% stock dividend, payable on August 29, 2000 to stockholders of record as of August 22, 2000. The stock dividend is payable in Common Stock, on the outstanding Common Stock of the Company, and payable in Class B Common Stock, on the outstanding Class B Common Stock of the Company. In lieu of fractional shares, each stockholder will be paid a cash equivalent based on the average of the highest and lowest prices of the Company's common stock on the record date, or if there are no sales, on the average of the closing bid and asked prices on the record date.

     This action is intended to enable the Company to meet the public float requirements for continued listing on the Nasdaq National Market.


Item 7.   EXHIBITS

     (a) Attached as an exhibit is the Company's press release announcing the stock dividend.



































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                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           SEVENSON ENVIRONMENTAL SERVICES, INC.


Date:  August 8, 2000      By  /s/ William J. McDermott
                             ___________________________________
                                William J. McDermott
                                Vice President, Secretary and
                                Chief Financial Officer

                           EXHIBIT (a)


Contact: William J. McDermott
Vice President - Finance
(716) 284-0431


For Immediate Release
_____________________


SEVENSON ENVIRONMENTAL SERVICES, INC.
DECLARES 10% STOCK DIVIDEND


          Niagara Falls, NY, August 9, 2000 - The Board of Directors of Sevenson Environmental Services, Inc. (NASDAQ/NMS-
SEVN) yesterday declared a 10% stock dividend, payable in Common Stock, on the outstanding Common Stock of Sevenson, and payable in Class B Common Stock, on the outstanding Class B Common Stock of Sevenson. The stock dividend is payable on August 29, 2000 to stockholders of record on August 22, 2000.

          Stockholders will receive one additional share of Common Stock or Class B Common Stock for each ten shares of Common Stock or Class B Common Stock they hold on the record date. In lieu of fractional shares, each stockholder will be paid a cash equivalent based on the average of the highest and lowest prices of Sevenson's Common Stock on the record date, or if there are no sales, the average of the closing bid and asked prices on that date.

          It is anticipated that Sevenson will issue approximately 226,701 new shares of Common Stock and 726,921 shares of Class B Common Stock. Total shares outstanding will increase to approximately 2,493,720 shares of Common Stock and 7,996,131 shares of Class B Common Stock. (All per share amounts will be retroactively adjusted to reflect the stock dividend). The Board's action is intended to enable the Company to meet the public float requirements for continued listing on the Nasdaq National Market.

          Management anticipates that the current dividend rate of 3-1/2 cents per share will be maintained.

          Sevenson provides a comprehensive range of contracting services for the remediation of sites and facilities contaminated by hazardous materials. Since entering the site remediation business in 1979, the company has performed over 800 projects, including projects at Love Canal and 78 other Superfund sites, with a combined value of almost one billion dollars.

          Certain statements and information included herein constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statements will include words such as the Company "believes," "expects," "anticipates," "hopes," or words of similar import. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. You are urged to review the Company's Annual Report on Form 10-K for the year ended December 31, 1999, as well as all reports filed by the Company subsequent to the Form 10-K with the Securities and Exchange Commission under the Securities Exchange Act of 1934, all of which are incorporated herein by reference.














































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